Exhibit 1.1

PRELIMINARY DRAFT

Southern Peru Copper Corporation

[•] Shares(1)

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York
[•], 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

The stockholders of Southern Peru Copper Corporation, a corporation organized under the laws of Delaware (the “Company”), named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [•] shares of Common Stock, $0.01 par value (“Common Stock”), of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”), with each Selling Stockholder selling the number of Underwritten Securities set forth opposite such Selling Stockholder’s name on Schedule II hereto.  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the

(1) Plus an option to purchase from the Selling Stockholders up to [•] additional shares of Common Stock to cover over-allotments.

Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”), it being understood that in the case of any Incorporated Document that is supplemented or amended by a subsequent Incorporated Document, the Incorporated Document as amended or supplemented shall be the relevant document with respect to any representations and warranties concerning such Incorporated Document herein; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 19 hereof.

1.  Representations and Warranties.

(i)  The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-124439) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b).  In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus.  As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information is that described in Section 8(c) hereof.

(c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (to the extent applicable) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).  Schedule III lists each subsidiary of the Company and the jurisdiction in which it is chartered or organized.

(d) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus or on Schedule III, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

(e) The Company’s authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock (including the Securities) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been approved for listing on the New York Stock Exchange and the Lima Stock Exchange; the certificates for the Securities are in due and proper form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(f) The statements in the Final Prospectus (exclusive of any supplement thereto) under the headings “Risk Factors,” “Exchange Rates,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business,” “Related Party Transactions,” “Principal and Selling Stockholders,” “Taxation” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company is not and, after giving effect to the offering and sale of the Securities as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(i) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Act or the Exchange Act and such as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(j) Neither the execution and delivery of this Agreement nor the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of (ii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than the Selling Stockholders in respect of the Securities and other holders listed on Schedule [•] who have effectively and irrevocably waived such rights in respect of the Registration Statement and the transactions contemplated thereby.

(l) The consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The combined consolidated financial statements of the Company and its consolidated subsidiaries (including Minera México, S.A. de C.V. (“Minera Mexico”) and its consolidated subsidiaries) included in the Final Prospectus and the Registration Statement (the “Audited Combined Financial Statements”) present fairly in all material respects the combined financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary and selected combined consolidated financial data as of or for the years ended December 31, 2000 and 2001 set forth under the captions “Summary—Summary Combined Financial Information” and “Selected Combined Financial Information” in the Final Prospectus and the Registration Statement (i) have been derived from combined consolidated financial statements of the Company and its consolidated subsidiaries (including Minera Mexico and its consolidated subsidiaries) that present fairly in all material respects the combined financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, (ii) comply as to form with the applicable accounting requirements of the Act and (iii) have been prepared (x) in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (y) on a basis which is consistent in all respects with the basis on which the Audited Combined Financial Statements were prepared.  The summary and selected combined consolidated financial data set forth under the captions “Summary—Summary Combined Financial Information” and “Selected Combined Financial Information” in the Final Prospectus and the Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.  The summary and selected consolidated financial data set forth under the caption “Item 6.  Selected Financial Data” in the 2004 Form 10-K of the Company fairly present, on the basis stated therein, the information included therein.

(m) On the Effective Date, on the Closing Date and on any settlement date with respect to the Option Securities, all information related to the Company’s ore reserves included in the Registration Statement and the Final Prospectus (collectively, the “Company Reserve Information”) (i) will be accurate in all material respects and (ii) will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and the respective rules thereunder.  The Company Reserve Information has been calculated in accordance with standard mining engineering procedures used in the copper mining industry and applicable government reporting requirements and applicable law.  All assumptions used in the calculation of the Company Reserve Information were and are reasonable.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could have a material adverse effect on the ability of the Company to perform under this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(p) Neither the Company nor any subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) PricewaterhouseCoopers S.C., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and the audited combined consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(r) Deloitte & Touche LLP, who have previously certified certain financial statements of the Company, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(s) Arthur Andersen LLP, who have previously certified certain financial statements of the Company, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(t) No stamp or other transfer taxes or duties and no capital gains, income, stock exchange, value-added, withholding or other taxes are payable in the United States, Peru, Mexico or any other jurisdiction in which either the Company or any of its subsidiaries is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Company.

(u) The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or, to the knowledge of the Company, threatened labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus (exclusive of any supplement thereto).

(y) The Company and its subsidiaries possess all licenses, concessions, certificates, permits and other authorizations, in each case that are material to its business or operations, issued by the appropriate federal, national, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (“Permits”); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to any such Permits which are material to its business or operations and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(z) The Company and each of its subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, national, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(cc) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(dd) Each compensation and benefits plan, arrangement or policy maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its subsidiaries for the benefit of any present or former employees of the Company or any of its subsidiaries (all the foregoing being herein called “Benefit Plans”) has been administered in accordance with its terms.  The Company, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of all laws relating to the Benefit Plans.  No Benefit Plan provides defined benefit pension benefits or retiree or other post-employment welfare benefits or insurance coverage.  Neither the Company nor any of its subsidiaries is required to contribute to any plan that is not maintained solely by the Company or any of its subsidiaries.

(ee) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico or Peru.

(jj) The acquisition of Minera Mexico by the Company and the other transactions contemplated by the Merger Agreement have been completed in accordance with the terms of such Agreement.  The representations and warranties contained in the Merger Agreement of all parties to such Agreement were true and correct in all material respects as of the date of such Agreement and as of April 1, 2005 (the “Merger Closing Date”).  The Merger Agreement has not been amended and none of the terms, conditions or covenants of the Merger Agreement was waived by any of the parties to such Agreement on or prior to the Merger Closing Date.

(kk) The Company has provided to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(ll) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Final Prospectus or any document incorporated by reference therein has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

(mm) All statistical or market-related data included or incorporated by reference in the Registration Statement or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(nn) Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Final Prospectus.

(oo) To the Company’s knowledge after due inquiry, there are no affiliations or associations between (i) any member of the National Association of Securities Dealers, Inc. (the “NASD”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement and the Final Prospectus.

(pp) All of the shares of the Company’s Class A common stock (“Class A Shares”) have been converted into an equal number of shares of Common Stock.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the

Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)  Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (“UCC”)) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained or made under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(d) Neither the execution and delivery of this Agreement nor the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the charter, by-laws, certificate of formation or operating agreement, as applicable, of such Selling Stockholder, (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or (iv) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries except, in the case of (iii) and (iv) above, such conflicts, breaches, violations, or defaults that would not, individually or the aggregate, have a material adverse effect on the ability of such Selling Stockholder to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement.

(e) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Final Prospectus or any supplement thereto.

(f) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  This paragraph applies only to the extent that any statements in or omissions from the Registration Statement or the Final Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder (the “Selling Stockholder Information”) consists of (i) the name of such Selling Stockholder, (ii) the number of Securities to be offered by such Selling Stockholder, (iii) the number of shares of common stock beneficially owned by such Selling Stockholder before the offering and (iv) the number of shares of common stock beneficially owned by such Selling Stockholder after the offering, in each case as set forth in the table under the caption “Principal and Selling Stockholders—Selling Stockholders” in any Preliminary Prospectus and the Final Prospectus.

(g) There are no affiliations or associations between any Underwriter and such Selling Stockholder; none of the proceeds received by such Selling Stockholder from the sale of the Securities to be sold by such Selling Stockholder pursuant to this Agreement will be paid to any Underwriter or any affiliate of any Underwriter.

(h) At the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Securities to be sold by such Selling Stockholder to the several Underwriters hereunder shall have been fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes shall have been fully complied with.

(i) Such Selling Stockholder has not, prior to the execution of this Agreement, distributed any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of (i) Class A Shares or (ii) the Securities other than the Registration Statement and the then most recent Preliminary Prospectus and will not, at any time on or after the execution of this Agreement, distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Securities other than the Registration Statement and the then most recent Final Prospectus.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The maximum number of Option Securities that each Selling Stockholder agrees to sell is set forth in Schedule II hereto.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed in Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”).

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities through the facilities of DTC on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.  Agreements.

(i)  The Company agrees with the several Underwriters and each Selling Stockholder that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective under the Act.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or, if known to the Company,  the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c) As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock (i) pursuant to registrations on Form S-4 in connection with acquisitions, mergers, or business combinations, provided that each recipient of such Common Stock shall have executed a letter substantially in the form of Exhibit A hereto in conjunction with such issuance or sale, or (ii) in connection with any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options, warrants or similar rights outstanding at the Execution Time.

(g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company will pay all costs, expenses, fees and taxes in connection with the performance of its obligations hereunder to the extent the Selling Stockholders have not agreed to pay such costs, expenses, fees and taxes pursuant to paragraph (ii)(c) of this Section 5.

(ii)  Each Selling Stockholder agrees with the several Underwriters that:

(a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder or (ii) any new material information relating to the Company or relating to any matter stated in the Final Prospectus which comes to the attention of such Selling Stockholder.

(c) As between the Selling Stockholders and the Underwriters, the Selling Stockholders severally agree to pay, in the manner set forth in Section 2(b) of the Registration Rights Agreement, all costs, expenses, fees and taxes, other than legal fees and disbursements of counsel to the Underwriters (except as expressly provided in clauses (iv) and (vi) of this paragraph (c) or otherwise expressly set forth in this Agreement), in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the New York Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the NASD, including filing fees and the reasonably incurred legal fees and disbursements of one counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Securities in connection with the delivery of the Securities to the Underwriters, (viii) the costs and expenses of the Company and each Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by any Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of each Selling Stockholder’s other obligations hereunder; provided that in each case such costs, expenses, fees and taxes shall not include (A) salaries of Company personnel or general overhead expenses of the Company, (B) auditing fees or (C) other expenses (1) for the preparation of regular periodic financial statements or other data normally prepared by the Company in the ordinary course of its business or (2) which the Company would have incurred in any event.  Except as otherwise expressly set forth in this Agreement, the Underwriters shall be solely responsible for the fees and disbursements of their counsel.

(iii)  Notwithstanding anything to the contrary in this Agreement, the Selling Stockholders severally agree to pay or reimburse the Company, in the manner set forth in Section 2(b) of the Registration Rights Agreement (but without duplication of any payment made pursuant to paragraph (ii)(c) of this Section 5), all Registration Expenses (as defined in the Registration Rights Agreement).

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than 9:30 AM on the Business Day following the day on which the public offering price was determined; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Milbank, Tweed, Hadley & McCloy LLP and [•], U.S. counsel for the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annex A-1 and A-2, respectively, hereto.

(c) The Company shall have requested and caused Payet, Rey, Cauvi Abogados, Peruvian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex B hereto.

(d) The Company shall have requested and caused Lic. Armando Ortega G., General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

(e) Cerro Trading Company, Inc. and SPC Investors, L.L.C. shall have requested and caused [•], counsel for each (which may be internal counsel, external counsel or both, reasonably acceptable to the Representatives), to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.

(f) The Phelps Dodge Entities shall have requested and caused [•], counsel for the Phelps Dodge Entities (which may be internal counsel, external counsel or both, reasonably acceptable to the Representatives), to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.

(g) The Representatives shall have received from (i) Cravath, Swaine & Moore LLP, New York counsel for the Underwriters, (ii) Estudio Luis Echecopar Garcia, Peruvian counsel for the Underwriters, and (iii) Ritch, Heather Y Mueller,

S.C., Mexican counsel for the Underwriters, such opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the signers’ knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(i) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed on its behalf by (i) the Chairman of the Board, the President, any Vice President or the managing member of such Selling Stockholder and (ii) the principal financial or accounting officer of such Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(j) The Company shall have requested and caused PricewaterhouseCoopers S.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the

Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited combined consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, compensation and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below nothing came to their attention which caused them to believe that:

(1)  with respect to the period subsequent to December 31, 2004, there was any change, at a specified date not more than five days prior to the date of the letter, in the long-term debt, or decrease in total assets or stockholders’ equity of the combined company as compared with the amounts shown on the December 31, 2004, combined balance sheet included in the Registration Statement and the Final Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total net sales, net earnings, operating income, or basic and diluted net earnings per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(2)  the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(3)  the unaudited income statement for the three-month periods ended March 31, 2005 and 2004 and balance sheet data as of March 31, 2005 and 2004 included in the Final Prospectus under the heading “Recent Developments” do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and

(iii) they have performed certain other specified procedures, requested by the Representatives, as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

(k) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

(i) in their opinion the audited consolidated financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) they have performed certain other specified procedures, requested by the Representatives, as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (j) or (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each stockholder and individual listed in Schedule IV hereto, addressed to the Representatives.

(p) At the Execution Time, each Selling Stockholder shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto, addressed to the Representatives.

(q) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the

Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Stockholders will, in the manner set forth in Section 2(b) of the Registration Rights Agreement, reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including fees and disbursements of counsel reasonably incurred) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that if the principal cause of such failure to consummate the sale of the Securities provided for herein is the Company’s failure to use reasonable best efforts to fulfill its obligations under the Registration Rights Agreement, the Company shall reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and Selling Stockholder and each person who controls any Underwriter or Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(c) hereof ; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the Company had previously furnished copies of the Final Prospectus to the Representatives, (B) delivery of the Final Prospectus was required by the Act to be made to such person, (C) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus and (D) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Selling Stockholder Information.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” in any Preliminary Prospectus and the Final Prospectus, (i) the sentences related to concessions and reallowances; and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders, benefits received by each Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Lima Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Lima Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal, New York State, Mexican or Peruvian authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, act of terrorism, declaration by the United States, Mexico or Peru of a national emergency or war, or other calamity or crisis the effect of which on financial markets (including foreign exchange markets) is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the

Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel, and (ii) the UBS Securities LLC General Counsel (fax no.: (212) 821 4042) and confirmed to the General Counsel, UBS Securities LLC, at 299 Park Avenue, New York, New York, 10171, Attention:  General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Southern Peru Copper Corporation (fax no.: [•]) and confirmed to Southern Peru Copper Corporation, 2575 East Camelback Rd., Phoenix, AZ 85016, Attention:  General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Selling Stockholders (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each Underwriter, the Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each Underwriter, the Company and the Selling Stockholders and may be enforced in any other courts to the jurisdiction of which any Underwriter, the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

16.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.  Miscellaneous.  UBS Securities LLC (“UBS”), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

19.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico City, DF.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Merger Agreement” shall mean the merger agreement dated October 21, 2004 by and among the Company, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera Mexico.

“Phelps Dodge Entities” shall mean Climax Molybdenum BV and Phelps Dodge Overseas Capital Corporation.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Rights Agreement” shall mean the registration rights agreement dated as of March 21, 2005 by and between Cerro Trading Company, Inc., SPC Investors, L.L.C., Phelps Dodge Corporation, the Phelps Dodge Entities, the Company and Americas Mining Corporation.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

SOUTHERN PERU COPPER CORPORATION,

By
Name:
Title:

CERRO TRADING COMPANY, INC.,

By
	Name:	Robert W. Webb
	Title:	Secretary and General Counsel

SPC INVESTORS, L.L.C.

By
	Name:	Thomas J. Pritzker, solely in his capacity as trustee and not in his individual capacity
	Title:	Trustee

By
	Name:	Karl J. Breyer, solely in his capacity as trustee and not in his individual capacity
	Title:	Trustee

By
	Name:	Marshall E. Eisenberg, solely in his capacity as trustee and not in his individual capacity
	Title:	Trustee

PHELPS DODGE OVERSEAS CAPITAL CORPORATION,

By
Name:
Title:

CLIMAX MOLYBDENUM BV,

By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

UBS Securities LLC

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Scotia Capital Inc.
BNP Paribas Securities Corp.

Total

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be sold

Cerro Trading Company, Inc. 225 West Washington Street Suite 1900 Chicago, Illinois 60606 Facsimile No.: (312) 845-8769 email: robert.webb@marmon.com

SPC Investors, L.L.C. 225 West Washington Street Suite 1900 Chicago, Illinois 60606 Facsimile No.: (312) 845-8769 email: robert.webb@marmon.com

Phelps Dodge Overseas Capital Corporation One North Central Avenue Phoenix, Arizona 85004 Facsimile No.: (602) 366-7321 email: dcolton@phelpsdodge.com

Climax Molybdenum BV One North Central Avenue Phoenix, Arizona 85004 Facsimile No.: (602) 366-7321 email: dcolton@phelpsdodge.com

Total

SCHEDULE III

Subsidiary	Jurisdiction	Percent Owned by the Company

[•]

SCHEDULE IV

5% Stockholders

Americas Mining Corporation
SPHC II Incorporated

Executive Officers and Directors

Germán Larrea Mota-Velasco
Oscar González Rocha
Xavier García de Quevedo Topete
Jaime F. Collazo González
Remigio Martinez Muller
Vidal Muhech Dip
Armando Ortega Gómez
Mario Vinageras Barroso
José N. Chirinos Fano
Ernesto Durán Trinidad
Emilio Carrillo Gamboa
Harold S. Handelsman
Genaro Larrea Mota-Velasco
Luis Miguel Palomino Bonilla
Gilberto Perezalonso Cifuentes
Juan Rebolledo Gout
Carlos Ruíz Sancristán